UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT
               Pursuant to Section 13 OR 15(d) of
               The Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported) July 22, 2005


                    American Water Star, Inc.
     (Exact name of registrant as specified in its charter)


       Nevada               001-32220            87 - 0636498

   (State or other       (Commission File       (IRS Employer
   jurisdiction of           Number)         Identification No.)
   incorporation)


       4560 SOUTH DECATUR BOULEVARD                 89103
                 SUITE 301
             LAS VEGAS, NEVADA

 (Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (702) 740-7036


 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



Item 1.01.  Entry Into a Material Definitive Agreement.

     On October 26, 2004, American Water Star, Inc. and various subsidiaries thereof (the "Company") entered into a secured credit facility (the "October 2004 Credit Facility") with Laurus Master Fund, Ltd., a Cayman Islands corporation ("Laurus"), pursuant to which Laurus loaned the Company $5,000,000. The October 2004 Credit Facility provided for periodic payments of principal and interest thereunder.

     On July 22, 2005, the Company and Laurus entered into the following agreements (the "July 2005 Credit Documents") relating to, supplementing, and amending the Prior Credit Facility:

          i. Forbearance Agreement, dated July 22, 2005 (the "Forbearance Agreement"), between the Company and Laurus;

          ii. Secured Convertible Term Note, dated July 22, 2005, issued by the Company to Laurus; in the principal amount of $1,286,098.61;

          iii. Master Security Agreement, dated July 22, 2005, among various subsidiaries of the Company named therein and Laurus;

          iv. Subsidiary Guarantee, dated July 22, 2005, issued by the various subsidiaries of the Company named therein and Laurus; and

          v. Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated July 22, 2005, made by the Company for the benefit of Laurus.

     Forms of the July 2005 Credit Documents have been filed as exhibits hereto.

     Pursuant to the October 2004 Credit Facility, on October 26, 2004, the Company had issued to Laurus a Secured Convertible Term
Note in the original principal amount of $5,000,000 ("First Note"). The First Note, which is convertible into common stock of the Company, was issued pursuant to a Securities Purchase Agreement dated as of the same date (the "Purchase Agreement"). In connection with the First Note and the Purchase Agreement, the Company and Laurus entered into various other agreements providing for security and guaranty of the Company's performance under the First Note and for registration rights upon conversion of the First Note into common stock (together with the Note and the Purchase Agreement, the "Transaction Documents"). The foregoing transaction, and each of the Transaction Documents, are full described and attached to the Form 8-K filed by the Company on November 3, 2004.

     Prior to entry into the Forbearance Agreement, the Company had defaulted under various provisions of the Transaction Documents. Pursuant to the Forbearance Agreement, however, Laurus has agreed that it will forbear from taking action on existing defaults under the Transaction Documents until October 26, 2007, provided that it does not default under its obligations under the Forbearance Agreement. In consideration of Laurus's forbearance, the Company issued to it a Secured Convertible Term
Note in the principal amount of $1,286,098.61, representing the aggregate accrued interest and fees owed by the Company to Laurus as of July 31, 2005 (the "Second Note"), which shall be payable in addition to the First Note in accordance with its terms. In connection with the Forbearance Agreement and the Second Note, the Company, various of its subsidiaries, and Laurus entered into various other agreements providing for additional security and guaranty of the Company's performance under the Transaction Documents, the Forbearance Agreement and the Second Note.

American Water Star issued a press release announcing the agreement with Laurus. A copy of the press release is attached hereto as Exhibit 99.


Item 9.01.     Financial Statements and Exhibits.


Exhibit Number Exhibit Title of Description

     10.1 Forbearance Agreement, dated July 22, 2005, between the Company and Laurus Master Fund, Ltd.

     10.2 Secured Convertible Term Note, dated July 22, 2005, issued by the Company to Laurus Master Fund, Ltd.

     10.3 Master Security Agreement, dated July 22, 2005, among various subsidiaries of the Company named therein and Laurus Master Fund, Ltd.

     10.4 Subsidiary Guarantee, dated July 22, 2005, issued by the various subsidiaries of the Company named therein and Laurus Master Fund, Ltd.

     10.5 Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated July 22, 2005, made by the Company for the benefit of Laurus Master Fund, Ltd.

      99 Press Release of the Company, dated August 10, 2005 announcing the agreement with Laurus.


     SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


     Dated: August 10, 2005


                                   AMERICAN WATER STAR, INC.


                                   By:/s/ Roger Mohlman
                                     Name:  Roger Mohlman
                                     Title: President and Chief
                                            Executive Officer